CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 33-11882 on Form N-1A of our report dated May 27, 2010, relating to the financial statements and financial highlights of BIF Multi-State Municipal Series Trust (formerly known as CMA® Multi-State Municipal Series Trust) (the “Trust”) comprising BIF Arizona Municipal Money Fund (formerly known as CMA Arizona Municipal Money Fund), BIF California Municipal Money Fund (formerly known as CMA California Municipal Money Fund), BIF Connecticut Municipal Money Fund (formerly known as CMA Connecticut Municipal Money Fund), BIF Florida Municipal Money Fund (formerly known as CMA Florida Municipal Money Fund), BIF Massachusetts Municipal Money Fund (formerly known as CMA Massachusetts Municipal Money Fund), BIF Michigan Municipal Money Fund (formerly known as CMA Michigan Municipal Money Fund), BIF New Jersey Municipal Money Fund (formerly known as CMA New Jersey Municipal Money Fund), BIF New York Municipal Money Fund (formerly known as CMA New York Municipal Money Fund), BIF North Carolina Municipal Money Fund (formerly known as CMA North Carolina Municipal Money Fund), BIF Ohio Municipal Money Fund (formerly known as CMA Ohio Municipal Money Fund) and BIF Pennsylvania Municipal Money Fund (formerly known as CMA Pennsylvania Municipal Money Fund) appearing in the Annual Report on Form N-CSR of the Trust for the year ended March 31, 2010. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
July 28, 2010